Exhibit 10.30

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of October 1, 2018 (the “Agreement”), by and between HF Enterprises Inc., a Delaware (USA) corporation (“HF Enterprises”), and Chan Heng Fai, the sole shareholder (the “Shareholder”) of Heng Fai Enterprises Pte. Ltd., a limited corporation formed in Singapore (the “Company”).

W I T N E S E T H:

WHEREAS, the Shareholder is the owner of One (1) share of the ordinary shares of the Company (the “Company Shares”), constituting One Hundred Percent (100%) of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Shareholder desires to transfer the Company Shares to HF Enterprises in exchange for Five Hundred Thousand (500,000) shares of HF Enterprises’ common stock (the “HF Enterprises Shares”);

WHEREAS, the Shareholder intends that the HF Enterprises Shares be issued to HFE Holdings Limited, an entity controlled by the Shareholder; and

WHEREAS, in order to accomplish said transactions, the Shareholder desires to sell, and HF Enterprises desires to purchase, the Company Shares in exchange for the HF Enterprises Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual representations warranties, agreements and indemnities contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1. Company Shares

Subject to the terms and conditions stated herein, the Shareholder hereby agrees to sell, assign, transfer and deliver to HF Enterprises on the Closing Date, as defined in Section 3 hereof, and HF Enterprises hereby agrees to purchase from the Shareholder on the Closing Date, all right, title and interest of the Shareholder in and to the Company Shares for a total purchase price consisting of the HF Enterprises Shares.

2. Payment of Consideration

In furtherance of the consummation of the transactions contemplated hereby, HF Enterprises shall deliver to HFE Holdings Limited, an entity controlled by the Shareholder, a stock certificate representing the HF Enterprises Shares, and the Shareholder shall deliver to HF Enterprises a certificate representing the Company Shares, properly endorsed and/or accompanied by instruments of transfer duly executed in blank.

3. Closing Date

The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on October 1, 2018 (the “Closing Date”) at the offices of the Company.

4. Representations and Warranties

4.1  By the Shareholder. The Shareholder represents and warrants as follows and acknowledges that HF Enterprises is relying upon such representations and warranties in connection with the purchase by HF Enterprises of the Company Shares.

(a)
The Company is a limited company duly formed, validly existing and in good standing under the laws of Singapore;

(b)
The total issued and outstanding capital stock of the Company consists of One (1) ordinary share;

(c)
All of the Company Shares are owned by the Shareholder as the registered and beneficial owner of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, restrictions and demands whatsoever (other than restrictions imposed by applicable securities laws);

(d)
The Shareholder is purchasing the HF Enterprises Shares for its own account for investment purposes, and not with a view to the distribution thereof in violation of any applicable securities laws;

(e)
The Shareholder is aware that the HF Enterprise Shares shall be subject to U.S. securities laws, and may only be sold or transferred in accordance with applicable law;

(f)
No person, corporation or other entity (other than HF Enterprises, pursuant to this Agreement) has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase of any of the Company Shares from the relevant Shareholder;

(g)
Neither the Shareholder nor the Company is party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein;

(h)
The Shareholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by the Shareholder has been duly authorized by all necessary action on the part of the Shareholder; and this Agreement constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with its terms;

(i)
The Company has no material liabilities; and

(j)
The Company owns 2,480,000 shares of the common stock of Vivacitas Oncology Inc.

4.2  By HF Enterprises. HF Enterprises represents and warrants as follows and acknowledges that the Shareholder is relying upon such representations and warranties in connection with the sale by the Shareholder of the Company Shares:

(a)
HF Enterprises is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b)
HF Enterprises has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by HF Enterprises has been duly authorized by all necessary corporate action on the part of HF Enterprises; and this Agreement constitutes the legal, valid and binding obligation of HF Enterprises, enforceable against HF Enterprises in accordance with its terms;

(c)
HF Enterprises is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law, provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein; and

(d)
HF Enterprises is purchasing the Company Shares for its own account for investment purposes, and not with a view to the distribution thereof in violation of any applicable securities laws.

5. Survival of Representations and Warranties

5.1 The Shareholder. The representations and warranties of the Shareholder contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of HF Enterprises, shall continue in full force and effect for the benefit of HF Enterprises for a period of one year after the Closing Date.

5.2 HF Enterprises. The representations and warranties of HF Enterprises contained in this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Shareholder, shall continue in full force and effect for the benefit of the Shareholder for a period of one year after the Closing Date.

6. Transfer

This Agreement shall operate as an immediate and effective transfer and assignment of the Company Shares by the Shareholder to HF Enterprises as at the Closing Date. The parties agree to do all such other acts and things as may be necessary to give effect to the provisions hereof, and without limiting the generality of the foregoing, to validly and effectively transfer the Company Shares from the Shareholder to HF Enterprises as at the Closing Date, and to validly and effectively issue the HF Enterprises Shares to the Shareholder as at the date hereof.

7. Additional Covenants; Assignment

7.1 Each of the Shareholder and HF Enterprises covenants and agrees to take all such actions as are within such party’s power to control, and to use all reasonable efforts to cause other actions to be taken which are not within such party’s power to control, so as to ensure compliance with any conditions of Closing as set forth in this Agreement which are for the benefit of the other party.

7.2 Each of the Shareholder and HF Enterprises shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize the transactions contemplated by this Agreement and the execution and delivery of this Agreement and other agreements and documents contemplated hereby, and shall cause all necessary meetings of directors and Shareholder of the Company to be held for such purpose.

8. Conditions

8.1  Conditions to the Obligation of HF Enterprises. The obligation of HF Enterprises to complete the transactions contemplated herein is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of HF Enterprises and may be waived by it in whole or in part):

(a)
the representations and warranties of the Shareholder contained herein shall be true and correct as at the Closing Date;

(b)
the Shareholder shall have performed all of his obligations under this Agreement to be performed on or prior to the Closing Date and the Shareholder shall not be in breach of any agreement contained in this Agreement; and

(c)
all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Shareholder of his obligations under this Agreement shall be satisfactory to HF Enterprises and its counsel and HF Enterprises shall have received copies of all such documents or other evidence as it may reasonably request in form and substance satisfactory to Enterprises and its counsel.

8.2  Conditions to the Obligations of the Shareholder. The obligations of the Shareholder to complete the transactions contemplated hereunder are subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions each of which is acknowledged to be for the exclusive benefit of the Shareholder):

(a)
the representations and warranties of HF Enterprises contained herein shall be true and correct as at the Closing Date;

(b)
HF Enterprises shall have performed all of its obligations under this Agreement to be performed by it on or prior to the Closing Date and HF Enterprises shall not be in breach of any agreement on its part contained in this Agreement; and

(c)
all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by HF Enterprises of its obligations under this Agreement shall be satisfactory to the Shareholder and his counsel and the Shareholder shall have received copies of all such documents or other evidence as they may reasonably request in form and substance satisfactory to the Shareholder and his counsel.

9. Indemnification

9.1 Each party hereto agrees to indemnify and hold harmless the other party from and in respect of any cost, claim, loss, damage, liability or expense which such other party may suffer or incur, whether at law or in equity, arising out, resulting from or in connection with the inaccuracy of any representation or warranty contained herein, for the time periods provided in Section 5 hereof.

9.2 No claim for indemnification will arise until written notice thereof is given to the party from whom indemnification is sought or claimed (the “Indemnitor”). Such notice shall be sent within a reasonable time following the determination by the party seeking indemnification (the “Indemnitee”) that a claim for indemnity may exist. In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third person in respect of which either party may seek any indemnification from the other party, the Indemnitee shall give or cause to be given to the Indemnitor written notice thereof and the Indemnitor shall have the right, at its option and expense, to be present at the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times remain with the Indemnitee, unless the Indemnitor irrevocably acknowledges full and complete responsibility for indemnification of the Indemnitee in respect of the subject claim, in which case the Indemnitor may assume such control through counsel of its choice; provided however, that no settlement shall be entered into without the Indemnitee’s prior written consent (which shall not be unreasonably withheld). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

9.3 Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Section 9 shall apply to any loss, claim, cost, damage, expense or liability, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder in accordance with Section 5 hereof, so long as written notice thereof shall have been given to the party from whom indemnification is sought prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought, but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

10. Tax Treatment

It is the intention of the parties hereto for the transaction contemplated by this Agreement to qualify as a tax-free transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, thereby resulting in no gain or loss to either the Shareholder or HF Enterprises.

11. Notices

Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail or by hand, addressed to the following addresses or to such other address furnished by notice in accordance with this section:

If to the Shareholder:

7 Temasek Boulevard #29-01B
Suntec Tower One
Singapore 038987

If to HF Enterprises:

HF Enterprises Inc.
4800 Montgomery Lane, Suite 210
Bethesda, MD 20814

A copy of any notice sent to HF Enterprises shall also be sent to Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, Attention: Spencer G. Feldman, Esq.

12. Interpretation

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

13. Severability

Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

14. Applicable Law; Disputes

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in the state of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in person am jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

15. Entire Agreement

This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

16. Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent may be withheld in either party’s sole and absolute discretion.

17. Binding Effect; Counterparts

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE SHAREHOLDER /s/ Chan Heng Fai Name: Chan Heng Fai
HF ENTERPRISES INC. By: /s/ Chan Heng Fai Name: Chan Heng Fai Title: Chief Executive Officer